UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2018

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors of ChromaDex Corporation (the “Company”) previously approved an amendment to the ChromaDex Corporation 2017 Equity Incentive Plan, as amended (the “Amended 2017 Plan”), subject to approval by the stockholders of the Company. On June 22, 2018, the stockholders of the Company approved the Amended 2017 Plan.

A detailed summary of the material terms and conditions of the Amended 2017 Plan is set forth under the heading “Proposal 2: Approval of an Amendment to the 2017 Equity Incentive Plan” in the Company’s definitive proxy statement for the Company’s 2018 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”), which is incorporated herein by reference. The foregoing description of the Amended 2017 Plan and the summary of the Amended 2017 Plan included in the Proxy Statement are not complete and are qualified in their entirety by reference to the full text of the Amended 2017 Plan, which is filed herewith as Exhibit 99.1.

On June 22, 2018 (the “Effective Date”), the Company and Robert Fried, the Company’s Chief Executive Officer, entered into an Amended and Restated Executive Employment Agreement (the “Employment Agreement”). The Employment Agreement amends the Executive Employment Agreement by and between the Company and Mr. Fried, dated March 12, 2017, as amended on December 20, 2017 (the “Original Agreement”). Pursuant to the Employment Agreement, Mr. Fried is entitled to: (i) an annual base salary of $450,000 as of the Effective Date; (ii) starting in fiscal year 2019, an increased annual base salary of $500,000; (iii) an annual cash bonus for fiscal year 2018 as provided for in Section 2.2 of the Original Agreement; (iv) starting in fiscal year 2019, an annual cash bonus based on the achievement of individual and corporate performance targets and metrics to be determined by the Board of Directors of the Company or the Compensation Committee thereof after reasonable consultation with Mr. Fried (the “Performance Bonus”), with such Performance Bonus set at (a) a target of 60% of base salary (based on a performance achievement of 100%), (b) a threshold Performance Bonus of 30% of base salary (based on a performance achievement of 75%) and (c) a maximum Performance Bonus of 90% (based on a performance achievement of 150%); (v) an option to purchase up to 744,097 shares of Company common stock under the Amended 2017 Plan (the “Option”), with one-third of the shares subject to the Option vesting on June 22, 2019 and the remaining shares vesting in a series of 24 equal monthly installments thereafter, subject to Mr. Fried’s continuous service on each such vesting date, such that the Option shall be fully vested on June 22, 2021; (vi) up to 333,333 shares of fully-vested restricted Company common stock that will be granted upon the achievement of certain performance goals as provided for in Section 2.3.4 of the Original Agreement and (vii) starting in fiscal year 2019, annual equity grants in amounts commensurate with Mr. Fried’s position with the Company, in the discretion of the Company’s Board of Directors. Any unvested shares subject to the Option will vest in full upon termination by the Company of Mr. Fried’s employment without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried’s resignation for good reason. If Mr. Fried’s employment is terminated by the Company without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried resigns for good reason, then subject to executing a release, Mr. Fried will receive (i) continuation of his base salary for 18 months, (ii) COBRA premiums for 12 months, (iii) accelerated vesting of any unvested time-based vesting equity awards that would have otherwise become vested had Mr. Fried performed continuous service through the one year anniversary of such termination date (provided that vesting for the Option shall accelerate as described above), (iv) an extended exercise period for his options and stock appreciation rights and (v) a prorated Performance Bonus. In the case of Mr. Fried’s death or disability, Mr. Fried will be eligible to receive a prorated Performance Bonus.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

On June 22, 2018, the Compensation Committee of the Board of Directors of the Company approved a grant of 166,667 shares of fully-vested restricted Company common stock to Mr. Fried pursuant to Section 2.3.4 of the Original Agreement.

Also on June 22, 2018, ChromaDex, Inc. and Frank L. Jaksch, Jr. entered into an amendment (the “Jaksch Amendment”) to the Amended and Restated Employment Agreement, dated April 19, 2010, by and between ChromaDex, Inc. and Mr. Jaksch. The Jaksch Amendment provides that Mr. Jaksch shall serve as Executive Chairman and shall perform such duties as are customarily associated with the position of Executive Chairman. The foregoing summary of the Jaksch Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Jaksch Amendment, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at the Company’s 2018 Annual Meeting of Stockholders held on June 22, 2018.

Proposal 1 — Election of directors.

The following directors were elected to serve until the Company’s 2019 Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal.

Director Elected	For	Withheld	Abstain	Broker Non-Votes
Frank L. Jaksch Jr.	28,756,954	299,096	93,281	18,504,885
Stephen Block	28,713,438	342,612	93,281	18,504,885
Jeff Baxter	28,989,491	66,559	93,281	18,504,885
Robert Fried	28,729,273	326,477	93,281	18,505,185
Kurt Gustafson	29,024,836	31,214	93,281	18,504,885
Steven Rubin	28,547,193	508,847	93,281	18,504,895
Wendy Yu	29,052,649	2,067	93,281	18,506,219
Tony Lau	29,045,022	9,694	93,281	18,506,219

Proposal 2 — Approval of an amendment to the ChromaDex Corporation 2017 Equity Incentive Plan, as amended.

For	Against	Abstain	Broker Non-Votes
25,264,898	3,322,391	562,042	18,504,885
Proposal 3 — Ratification of the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.
For	Against	Abstain	Broker Non-Votes
47,102,267	205,070	346,879	0

Proposal 4 — Approval, on an advisory basis, of the compensation of the Company's named executive officers.
For	Against	Abstain	Broker Non-Votes
26,844,299	2,171,129	133,903	18,504,885

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated June 22, 2018, by and between Robert Fried and ChromaDex Corporation.
10.2	Amendment, dated June 22, 2018, to the Amended and Restated Employment Agreement, by and between Frank L. Jaksch Jr. and ChromaDex, Inc.
99.1	ChromaDex Corporation 2017 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: June 28, 2018

	By:	/s/ Kevin M. Farr
Name: Kevin M. Farr
Chief Financial Officer